UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 28, 2004

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


           WASHINGTON                0-28488                  91-1431894
  (State or other jurisdiction     (Commission            (I.R.S. Employer
of incorporation or organization)   File Number)         Identification Number)



          1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (253) 205-3000

                        ________________________________


Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        ________________________________


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

5.02(d) Election of Directors

On October 28, 2004, the board of directors (the "Board") of Zones, Inc. ("Zones") upon the recommendation of the Board's Nominating and Corporate Governance Committee, voted to amend Zones' Bylaws to increase the size of the Board from six members to seven members. The Board filled the vacancy created by such increase by voting to elect Cathi Hatch as a new director to serve until the 2005 annual meeting of the shareholders of Zones or until her successor is elected and qualified or her earlier resignation or removal. Ms. Hatch was also appointed to serve as a member of the Compensation Committee.

Ms. Hatch is the founder of HatchMatch, whose mission is philanthropic fundraising and corporate consulting focused on matching corporate giving with appropriate organizations. Prior to founding HatchMatch, Ms. Hatch spent the past 30 years as a leader in the restaurant industry consulting on concept development, budgeting and project implementation.

Ms. Hatch is currently on the Board of Trustees of PONCHO, the Pacific Northwest Ballet and the United Way of King County, and is a Board Member for the Y.M.C.A. She is also a founding member of the Washington Women's Foundation, a member of A.R.C.S, the Junior League of Seattle, Seniors Making Art, and is an Advisory Board Member for Treehouse.

Ms. Hatch has decided to forego the non-statutory stock option grant to purchase 10,000 shares of Zones common stock under the Zones, Inc. 1999 Director Stock Option Plan. Ms Hatch accepted a non-statutory stock option to purchase 30,000 shares of common stock in the Zones, Inc. 2003 Equity Incentive Plan. The option has an exercise price of $3.32 per share, which represents the last sale price per share of Common Stock as reported on the Nasdaq National Market on October 28, 2004, the date of grant. The option has a ten year term and becomes exercisable immediately and is exercisable until its term expires.

Ms. Hatch has also signed the Company's standard form of director indemnification agreement.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2004, in connection with the appointment of Cathi Hatch to the Board, the Board voted to amend Article 2, Section 2.2 of the Bylaws of Zones to increase the size of the Board from six members to seven members. The amendment was effective upon its adoption by the Board, and reads in its entirety as follows:

     "2.2 Number of Directors; Qualification. The exact number of directors of the corporation shall be seven (7) until amended in accordance with these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. No director need be a shareholder of the corporation or a resident of Washington. Each director must be at least eighteen (18) years of age."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ZONES, INC.


Dated: November 1, 2004                      /s/ RONALD P. MCFADDEN
                                             -----------------------------------
                                             By:  Ronald P. McFadden
                                             Its:  Secretary and Chief Financial
                                                   Officer